EXHIBIT 32.1

CERTIFICATION OF QUARTERLY REPORT ON FORM 10-Q

Pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of Harry & David Holdings, Inc.’s (the “Company”) Quarterly Report on Form 10-Q for the quarter ended September 25, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

Date: November 4, 2010

By:	/s/ STEVEN J. HEYER
Steven J. Heyer
Chairman of the Board and Chief Executive Officer

By:	/s/ EDWARD F. DUNLAP
Edward F. Dunlap
Chief Financial Officer